Upstream Bio Reports First Quarter 2026 Financial Results and Recent Business Highlights

– Company rapidly advancing Phase 3 programs designed to deliver best-in-class efficacy with convenient quarterly dosing in severe asthma and CRSwNP –

– End-of-Phase 2 meetings with FDA planned for mid-2026; Phase 3 initiations in both indications expected in Q1 2027 –

– Phase 2 VENTURE trial in COPD ongoing; Company to cap further enrollment; data now expected in the second half of 2027 –

– Upcoming data presentations at ATS and EAACI to further elaborate the clinical profile of verekitug –

WALTHAM, Mass. – May 13, 2026 - Upstream Bio, Inc. (Nasdaq: UPB), a clinical-stage company developing treatments for inflammatory diseases, with an initial focus on severe respiratory disorders, today reported financial results for the first quarter ended March 31, 2026, and highlighted its continued progress in developing verekitug to deliver potential best-in-class efficacy with quarterly dosing across the Company’s three target indications: severe asthma, chronic rhinosinusitis with nasal polyps (CRSwNP), and chronic obstructive pulmonary disease (COPD). Verekitug is the only known antagonist currently in clinical development that targets and inhibits the thymic stromal lymphopoietin (TSLP) receptor.

“We continue to make strong progress advancing our clinical programs in severe asthma and CRSwNP to position verekitug as a uniquely differentiated treatment option for these diseases,” said Rand Sutherland, MD, Chief Executive Officer of Upstream Bio. “We are working diligently to deliver best-in-class efficacy with convenient quarterly at-home dosing, a profile that we believe will advance the standard of care for patients and maximize the potential commercial value of verekitug. We are continuing to prepare for our End-of-Phase 2 meetings with the FDA, which we expect to occur in mid-2026, and we remain on track to initiate Phase 3 dosing in both severe asthma and CRSwNP in the first quarter of 2027.”

“In addition, our Phase 2 VENTURE study in COPD continues, with more than 400 participants enrolled to date,” continued Dr. Sutherland. “Given our goal to deliver the best efficacy profile possible in all three indications, including COPD, we intend to cap further enrollment in VENTURE as we begin preparations for a Phase 3 trial of a high-dose quarterly regimen in COPD. The placebo-controlled efficacy data from VENTURE, now expected in the second half of 2027, will provide important insights into the potential of verekitug for the treatment of COPD and add to our understanding of the safety and efficacy of this molecule in multiple indications. Across our programs, we remain focused on disciplined execution and generating the data needed to bring a meaningful new treatment option to patients as quickly as possible.”

Recent Business Highlights

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Phase 3 Strategy for High-Dose Quarterly Administration in Broad Patient Populations in Severe Asthma and CRSwNP
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In February 2026, the Company announced top-line results from the Phase 2 VALIANT trial in severe asthma, which demonstrated significant improvements in asthma exacerbations and lung function with extended dosing.

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The Company’s market research, conducted with healthcare providers, payers, and patients, consistently indicates that efficacy is the primary driver of clinical impact and commercial success in severe asthma and CRSwNP, that healthcare providers are unwilling to trade off any aspect of safety or efficacy for extended dosing, and that the majority of value generated by dosing convenience is captured by moving from every 2- or 4-week dosing to quarterly dosing. These findings support the Company’s development strategy focused on delivering high efficacy with quarterly dosing convenience.
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The Company plans to meet with regulators in mid-2026 to gain alignment on Phase 3 plans for verekitug in severe asthma and CRSwNP and expects to initiate both registrational studies in the first quarter of 2027.

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Phase 2 VENTURE Trial in COPD
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The Company has enrolled more than 400 participants in the Phase 2 VENTURE trial in COPD (NCT06981078). VENTURE is a Phase 2, global, randomized, double-blind, placebo-controlled, parallel-group clinical trial designed to assess the efficacy and safety of verekitug in participants with moderate-to-severe COPD across extended dosing-interval arms of 12 and 24 weeks. The Company plans to cap further enrollment in the VENTURE trial; currently enrolled participants will remain in the study to its completion. Data are now expected in the second half of 2027, and the Company expects that these analyses will provide important insights into the potential impact of verekitug in COPD as it plans a Phase 3 trial of verekitug in COPD.

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Phase 2 VALOUR Long-Term Extension Study in Severe Asthma
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Eligible participants with severe asthma who completed the Phase 2 VALIANT clinical trial were offered enrollment in VALOUR (NCT06966479), a long-term extension (LTE) study designed to evaluate the long-term safety and efficacy of verekitug. The study completed enrollment in March 2026 with more than 90% retention of eligible patients from the Phase 2 VALIANT study.

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Additional Analyses of Phase 2 VIBRANT Data to be Presented at American Thoracic Society (ATS) 2026 International Conference and the European Academy of Allergy and Clinical Immunology Congress 2026 (EAACI)
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The presentations at ATS and EAACI will feature new data from the Phase 2 VIBRANT trial, including data evaluating verekitug in participants with CRSwNP and comorbid asthma, as well as data on the effect of verekitug on Type 2 inflammatory biomarkers in CRSwNP at ATS.

First Quarter 2026 Financial Results

As of March 31, 2026, Upstream Bio had cash, cash equivalents and short-term investments of $294.6 million, which is expected to fund planned operations through 2027.

Research and development expenses were $36.6 million for the quarter ended March 31, 2026, compared to $25.8 million for the same period in 2025. The increase of $10.8 million was primarily driven by an increase in clinical and manufacturing expenses related to the Company’s verekitug programs as well as an increase in personnel-related expenses, including share-based compensation.

General and administrative expenses were $8.1 million for the quarter ended March 31, 2026, compared to $6.8 million for the same period in 2025. The increase of $1.3 million was primarily driven by an increase in personnel-related expenses, including share-based compensation, and professional fees.

Net loss was $40.6 million for the quarter ended March 31, 2026, compared to a net loss of $27.3 million for the same period in 2025. The increase of $13.3 million was largely due to increased research and development expenses.

Upcoming Events

Upstream Bio expects to participate in the following upcoming investor conferences and medical congresses:

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American Thoracic Society 2026 International Conference, May 15-20, Orlando, FL
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Goldman Sachs 47th Annual Global Healthcare Conference, June 8-10, Miami, FL
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European Academy of Allergy & Clinical Immunology Congress 2026, June 12-16, Istanbul, Turkey
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Leerink Partners Therapeutics Forum, July 14-15, Boston, MA

About Upstream Bio
Upstream Bio is a clinical-stage biotechnology company developing treatments for inflammatory diseases, with an initial focus on severe respiratory disorders. The Company is developing verekitug, the only known antagonist currently in clinical development that targets and inhibits the receptor for thymic stromal lymphopoietin (TSLP), a cytokine which is a clinically validated driver of inflammatory response positioned upstream of multiple signaling cascades that affect a variety of immune-mediated diseases. The Company has advanced this highly potent monoclonal antibody into separate Phase 2 trials for the treatment of chronic rhinosinusitis with nasal polyps (CRSwNP), severe asthma, and chronic obstructive pulmonary disease (COPD). Upstream Bio’s team is committed to maximizing verekitug’s unique attributes to address the substantial unmet needs for patients underserved by today’s standard of care. To learn more, please visit www.upstreambio.com.

Upstream Bio intends to use the investor relations page on its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (SEC), public conference calls, presentations and webcasts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predict,” “project,” “seeks,” “should,” “target,” “will” and variations of these words or similar expressions. Any statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding: the clinical development of verekitug for the treatment of severe asthma, CRSwNP and COPD, including the initiation, timing, progress and results of ongoing and planned clinical trials; the Company's decision to cap further enrollment in the Phase 2 VENTURE trial in COPD and expectations regarding the continued participation of currently enrolled participants and the availability of data therefrom; expectations regarding the planned regulatory interactions with the FDA on the data from the Phase 2 VALIANT and VIBRANT trials and the outcomes of any such interactions; expectations regarding the timing of Phase 3 initiation in severe asthma and CRSwNP, including the expected initiation of dosing in the first quarter of 2027; expectations for future discussions with regulatory authorities and the potential of the endpoints of the Company’s clinical trials to produce data that could support submissions for product approval; expectations regarding the differentiation, safety, efficacy, tolerability, or extended dosing interval of verekitug, including its potential to deliver best-in-class efficacy with quarterly dosing convenience; expectations for the size and growth potential of the market for verekitug and the Company’s ability to serve that market; certain activities and next steps to support the Company’s maturation into a late clinical-stage company; Upstream Bio’s expected operating expenses and capital expenditure requirements, including its cash runway through 2027; and participation at upcoming investor conferences and medical congresses. Any forward-looking statements in this press release are based on the Company’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to: Upstream Bio’s ability to advance verekitug through clinical development, and to obtain regulatory approval of and ultimately commercialize verekitug on the expected timeline, if at all; the results of preclinical studies or clinical studies not being predictive of future results in connection with future studies; the initiation, timing, progress and results of clinical trials; Upstream Bio’s ability to fund its development activities and achieve development goals; Upstream Bio’s dependence on third parties to conduct clinical trials and manufacture verekitug, and commercialize verekitug, if approved; Upstream Bio’s ability to attract, hire and retain key personnel, and protect its intellectual property; Upstream Bio’s financial condition and need for substantial additional funds in order to complete development activities and commercialize verekitug, if approved; regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; Upstream Bio’s competitors and industry; and other risks and uncertainties described in greater detail under the caption “Risk Factors” in Upstream Bio’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Any forward-looking statements represent Upstream Bio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Upstream Bio explicitly disclaims any obligation or undertaking to update any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based except to the extent required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Meggan Buckwell
Director, Corporate Communications and Investor Relations
ir@upstreambio.com

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$96,724	$101,578
Short-term investments	197,855	239,931
Accounts receivable	1,034	668
Prepaid expenses and other current assets	20,666	9,620
Total current assets	316,279	351,797
Property and equipment, net	510	559
Operating lease right-of-use assets	1,071	1,222
Restricted cash	194	194
Total assets	$318,054	$353,772
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,710	$2,726
Accrued expenses and other current liabilities	11,235	10,006
Operating lease liabilities, current portion	724	720
Total current liabilities	13,669	13,452
Operating lease liabilities, net of current portion	390	549
Total liabilities	14,059	14,001
Stockholders’ equity:
Common stock	54	54
Additional paid-in capital	678,655	673,410
Accumulated other comprehensive income	100	530
Accumulated deficit	(374,814)	(334,223)
Total stockholders’ equity	303,995	339,771
Total liabilities and stockholders’ equity	$318,054	$353,772

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025

Collaboration revenue	$1,034	$566
Operating expenses:
Research and development	36,565	25,797
General and administrative	8,084	6,782
Total operating expenses	44,649	32,579
Loss from operations	(43,615)	(32,013)
Other income (expense):
Interest income	3,054	4,743
Other expense, net	(30)	—
Total other income, net	3,024	4,743
Net loss	$(40,591)	$(27,270)